ACQUISITION CRITERIA FOR
PEERLESS SYSTEMS CORPORATION ACQUISITION

Peerless Systems Corporation is seeking to acquire or merge with companies that are, or have the potential to become market leaders. Such companies should exhibit the following characteristics:

Size:

$50 to $150 million of enterprise value

Prefer companies with a minimum of $5 million of EBITDA

Valuation:

Valuation based upon assets or a multiple of operating income or EBITDA and not a multiple of revenue.

Geography:

Located in the United States

Industry:

We are not interested in life insurance companies, oil and gas exploration and development projects, or real estate development.

Long-Term Defensible Competitive Advantages:

Peerless is seeking companies that enjoy high barriers to entry, weak competition, few close substitutes, limited supplier power and/or strong franchise value with customers. These companies will typically have higher profit margins than their peers.

Quality, Motivated Managers:

We target companies with managers who are talented, hard-working and trustworthy and whose interests align with our shareholders.

Stage - Proven and Growing:

We target companies that have proven business models, are profitable, have demonstrated growth potential. We avoid companies that are in decline or that have little potential for additional growth.